UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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First Federal Bancshares of Arkansas, Inc.
(Name of Registrant as Specified In Its Charter)

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April 30, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of First Federal Bancshares of Arkansas, Inc.  The meeting will be held at First Federal Bank located at 1401 Highway 62-65 North, Harrison, Arkansas 72601, on Wednesday, May 26, 2010 at 10:00 a.m., Central Time.  The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person.  We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.  For the reasons set forth in the proxy statement, the Board unanimously recommends that you vote “FOR” each matter to be considered.

Your continued support of and interest in First Federal Bancshares of Arkansas, Inc. are sincerely appreciated.

Sincerely,

/s/ Larry J. Brandt

Larry J. Brandt
President/CEO

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

1401 Highway 62-65 North

Harrison, Arkansas  72601

(870) 741-7641

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 26, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Federal Bancshares of Arkansas, Inc. (the “Company”) will be held at First Federal Bank located at 1401 Highway 62-65 North, Harrison, Arkansas 72601, on Wednesday, May 26, 2010 at 10:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

(1)                                  To elect two directors for a term of three years and until their successors are elected and qualified;

(2)                                  To approve an amendment to Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000 shares;

(3)                                  To ratify the appointment, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010;

(4)                                  To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as determined by the Company’s Compensation Committee; and

(5)                                  To transact such other business as may properly come before the meeting or any adjournment thereof.  Management is not aware of any other such business.

The board of directors has fixed April 12, 2010 as the voting record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Tommy W. Richardson

Tommy W. Richardson
Secretary

Harrison, Arkansas

April 30, 2010

IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2010.

The proxy materials for this Annual Meeting of Stockholders are available over the Internet at www.cfpproxy.com/3947.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.  EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED.  IF YOU ARE THE RECORD OWNER OF YOUR SHARES AND YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY.  IF YOUR SHARES ARE HELD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING IN PERSON, YOU MUST OBTAIN FROM THE RECORD HOLDER OF YOUR SHARES AND BRING WITH YOU A PROXY FROM THE RECORD HOLDER ISSUED IN YOUR NAME.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 26, 2010

This proxy statement is being furnished to holders of common stock, $.01 par value per share, of First Federal Bancshares of Arkansas, Inc. (the “Company”), the holding company of First Federal Bank (the “Bank”).  Proxies are being solicited on behalf of the board of directors of the Company to be used at the annual meeting of stockholders to be held at First Federal Bank located at 1401 Highway 62-65 North, Harrison, Arkansas 72601, on May 26, 2010 at 10:00 a.m., Central Time, for the purposes set forth in the notice of annual meeting of stockholders.  This proxy statement is first being mailed to stockholders on or about April 30, 2010.

ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon (i) the election of directors, (ii) the amendment to our Articles of Incorporation to increase our authorized shares of common stock, (iii) the ratification of our independent registered public accounting firm and (iv) the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.  In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to vote?

Only our stockholders of record as of the close of business on the record date for the meeting, April 12, 2010, are entitled to vote at the meeting.  On the record date, we had (i) 4,846,785 shares of common stock issued and outstanding and (ii) 16,500 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”).  For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.  The shares of Series A Preferred Stock are not entitled to vote on the matters described in this proxy statement for consideration at the annual meeting.  For more information on the Series A Preferred Stock, see “Troubled Asset Relief Program and Capital Purchase Program on page 18 of this proxy statement.

Can I access the Company’s proxy materials and annual report electronically?

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 26, 2010.  The proxy statement and annual report are available at www.cfpproxy.com/3947.

How do I vote?

If your shares are registered in your name, or, in other words, you are the record holder of your shares or a stockholder of record, you may vote in person at the annual meeting or by proxy without attending the meeting.  Record stockholders may mark, sign, date, and mail the proxy card you received from management in the return envelope.  If you vote by attending the annual meeting or by submitting a proxy card, your shares will be voted at the meeting in accordance with your instructions.  If you sign and return the proxy card but do not give any instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the board of directors given below.

If your shares are held in the name of a broker, bank or other nominee, please mark, date, sign, and return the voting instruction form you received from your broker or other nominee with this proxy statement.  As indicated on the form or other documentation provided by your broker, bank or other nominee, you may have the choice of voting your shares over the Internet or by telephone as instructed by your broker, bank or other nominee.  To do so, follow the instructions on the form you received from your broker, bank or other nominee.

If your shares are held by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain from the record holder and bring with you a proxy from the record holder issued in your name.

If my shares are held in street name by my broker, could my broker automatically vote my shares for me?

Under New York Stock Exchange Rule 452, which governs NYSE brokerage members, brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers.  Although the Company is listed on the NASDAQ Global Market, Rule 452 affects us since our common shares held in “street name” may be held with NYSE member-brokers.  Brokerage firms may not vote on “non-routine” matters in their discretion on behalf of their clients if such clients have not furnished voting instructions.  A broker “non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on “non-routine” matters for shares owned by the customer but held in the name of the broker.  For such “non-routine” matters, the broker cannot vote either FOR or AGAINST a proposal and reports the number of such shares as “non-votes.”  Due to the recent amendment to Rule 452, the election of directors is deemed to be a “non-routine” matter, so your broker may not vote on these matters in its discretion.  The proposals (i) to approve the amendment of the Articles of Incorporation to increase the authorized shares of common stock, (ii) to ratify the appointment our independent auditors, and (iii) to approve the non-binding advisory resolution regarding the compensation of the Company’s named executives currently qualify as “routine” matters.  Your broker, therefore, may vote your shares in its discretion on these routine matters if you do not instruct your broker how to vote on them.  Because at least one matter to be voted upon at the annual meeting is not considered a routine matter under Rule 452, there potentially can be broker “non-votes” at the annual meeting.

Can I attend the meeting and vote my shares in person?

Yes.  All stockholders are invited to attend the annual meeting.  Stockholders of record can vote in person at the annual meeting.  If your shares are held by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain from the record holder and bring with you a proxy from the record holder issued in your name.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes.  If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy any time before the proxy is voted.

•                  First, you may send a written notice to Mr. Tommy Richardson, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602, stating that you would like to revoke your proxy.

•                  Second, you may complete and submit a new proxy card with a later date.  Any earlier proxies will be revoked automatically by subsequently submitted proxies.

•                  Third, you may attend the annual meeting and vote in person.  Any earlier proxy will be revoked.  However, attending the annual meeting without voting in person will not revoke your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.  Proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the meeting.  As discussed above, a broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

What are the board of directors’ recommendations?

The recommendations of the board of directors are set forth under the description of each proposal in this proxy statement.  In summary, the board of directors recommends that you vote (i) “FOR” the nominees for director described herein, (ii) “FOR” the approval of the amendment to the Company’s Articles of Incorporation to increase the authorized shares of common stock, (iii) “FOR” the ratification of the appointment of Deloitte & Touche LLP for the year ending December 31, 2010, and (iv) “FOR” the approval of the non-binding advisory proposal regarding the compensation of the Company’s named executive officers as described herein.

If you vote by attending the annual meeting or submitting a completed proxy card, your shares will be voted at the meeting in accordance with your instructions.  If you sign and return the proxy card but do not give any instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the board of directors given below.

Proxies solicited hereby may be exercised only at the annual meeting and any adjournment of the annual meeting and will not be used for any other meeting.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast with a quorum (a majority of the outstanding shares entitled to vote represented in person or by proxy) present.  The person who receives the greatest number of votes of the holders of common stock represented in person or by proxy at the annual meeting will be elected director.  The affirmative vote of a majority of the shares entitled to vote is required for approval of the proposal to approve the amendment to the Company’s Articles of Incorporation to increase the authorized shares of common stock.  The affirmative vote of a majority of the votes present in person or by proxy is required for approval of the proposal to ratify the appointment of the independent registered public accounting firm, and the proposal to approve the compensation of the named executive officers via a non-binding advisory vote.

With regard to the election of directors, you may vote in favor of or withhold authority to vote for one or more nominees for director.  Votes that are withheld and broker “non-votes” in connection with the election of one or more nominees for director will not be counted as votes cast for such individuals and accordingly will have no effect.  Any broker “non-votes” submitted by brokers or nominees in connection with the proposals at the annual meeting will not be counted for determining the number of votes present or entitled to vote for (i) the proposal to amend the Articles of Incorporation, (ii) proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010, and (iii) the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers and, therefore, will have no effect on the outcome of the votes for these proposals.  Abstentions will have the effect of a vote against these proposals.

Who pays the cost for soliciting proxies by the board of directors?

The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies.  In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.

ITEM 1 — ELECTION OF DIRECTORS

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

The Bylaws of the Company presently provide that the board of directors shall consist of five members, and the Articles of Incorporation and Bylaws of the Company presently provide that the board of directors shall be divided into three classes as nearly equal in number as possible.  The members of each class are to be elected for a term of three years or until their successors are elected and qualified, with one class of directors to be elected annually.  A majority of the members of our board of directors are independent based on an assessment of each member’s qualifications by the board, taking into consideration the Nasdaq Stock Market’s requirements for independence.  The board of directors has concluded that Messrs. Hammerschmidt, Savells and Conner do not have any material relationships with the Company that would impair their independence.  There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected a director.  Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

Other than Larry J. Brandt, who is the father of Jeffrey L. Brandt and the cousin by marriage of Kenneth C. Savells, no director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption, and each of the nominees currently serves as a director of the Company.

Unless contrary instructions are given, shares represented by proxies solicited by the board of directors will be voted for the election of the nominees for director listed below.  If the person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for a replacement nominee recommended by the board of directors.  At this time, the board of directors knows of no reason why the nominees listed below may not be able to serve as a director if elected.  Ages are reflected as of December 31, 2009.

Nominees for Director for Three-Year Term Expiring in 2010

Name	Age	Positions Held with the Company	Director of the Company Since

Larry J. Brandt	61	President, Chief Executive Officer and Director	1996 (1979 for the Bank)

Frank Conner	60	Director	2003

Board Recommendation

The board of directors recommends that you vote “FOR” the election of the above nominees for director.

Members of the Board of Directors Continuing in Office

Director Whose Term Expires in 2011

Name	Age	Positions Held with the Company	Director of the Company Since

Kenneth C. Savells	57	Director	2000

Directors Whose Terms Expire in 2012

Name	Age	Positions Held with the Company	Director of the Company Since

Jeffrey L. Brandt	39	Director	2001

John P. Hammerschmidt	87	Chairman of the Board	1996
			(1966 for the Bank)

Set forth below is information with respect to the principal occupations of the above listed individuals during at least the last five years.

Larry J. Brandt.  Mr. Brandt is President, Chief Executive Officer and a director of the Company and Chairman, Chief Executive Officer and a Director of the Bank. He became Chairman of the Bank in 2006, its Chief Executive Officer in 2001, its President and Managing Officer in 1987, and its Chief Operating Officer in 1984.  Mr. Brandt initially was employed by the Bank in 1973.

In addition to the professional background and experience described above, the following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Brandt should serve as a director.  Mr. Brandt is the President and Chief Executive Officer of the Company and Chief Executive Officer and Chairman of the Bank.  He has served on the Company’s board of directors since the formation of the Company in 1996 and on the Board of the Bank since 1979 and was first employed by the Bank in 1973.  Mr. Brandt has served and currently serves on a number of boards of directors.  He has served as the past Chairman and board member of the Arkansas League of Savings Institutions, as a board member on the board of the U.S. League of Savings Institutions, and as a board member on the board of the America’s Community Bankers.  He currently serves on the board of Heartland Community Bankers Association, and on the board of Pentegra Retirement Services.  Mr. Brandt brings to the board of directors extensive banking experience and a deep understanding of assessing business risk, planning, budgeting and forecasting and extensive management experience.  Additionally, Mr. Brandt’s extensive ties to the community, strength of character, mature judgment, familiarity with our business and industry, independence of thought and ability to work collegially with others led the board of directors to conclude that Mr. Brandt should serve as a director.

John P. Hammerschmidt.  Mr. Hammerschmidt is Chairman of the Board of the Company and the Senior Chairman for the Bank.  He is a former United States Congressman from Arkansas (1967-1993).  Mr. Hammerschmidt retired from the United States of House of Representatives in 1993.

In addition to the professional background and experience described above, the following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Hammerschmidt should serve as a director.  Mr. Hammerschmidt brings to the board of directors extensive management and business experience including over 40 years of service on the Bank’s board of directors, 14 years of service on the Company’s board of directors, 25 years of service as the President of Hammerschmidt Lumber Co., Inc., over 16 years of service as a member of the board of directors of Dillard, Inc., Southwestern Energy Co., and the Northwest Arkansas Council and 13 years of experience as a member of the board of directors of the Metropolitan Washington Airport Authority.  He is the Chairman of the Company’s compensation committee and a member of the Company’s audit and nominating and corporate governance committees.  Additionally,

Mr. Hammerschmidt’s extensive ties to the community, strength of character, mature judgment, familiarity with our business and industry, independence of thought and ability to work collegially with others led the board of directors to conclude that Mr. Hammerschmidt should serve as a director.

Kenneth C. Savells.  Since February 2003, Mr. Savells, a registered representative and investment advisor representative, has been in the insurance and investment business with securities offered through LPL Financial.  From August 1999 to February 2003, Mr. Savells was employed as a registered representative with AXA Advisors, LLC, a registered brokerage firm located in Oklahoma City, Oklahoma.  Mr. Savells resides in Harrison, Arkansas.  Mr. Savells also previously held the position of Vice President of Management Information Services for Millbrook Distribution Services, a consumer products distribution company located in Harrison, Arkansas, where he was employed from 1981 to 1999.

In addition to the professional background and experience described above, the following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Savells should serve as a director.  Mr. Savells has served on the Company’s and Bank’s boards of directors since 2000.  He is the Chairman of the Company’s nominating and corporate governance committee and a member of the Company’s audit and compensation committees.  Mr. Savells brings to the board of directors over 34 years of business experience and a deep understanding of assessing business risk (including the risks associated with making loans), planning, budgeting and forecasting and extensive management experience.  Additionally, Mr. Savells’ strength of character, mature judgment, familiarity with our business and industry, independence of thought and ability to work collegially with others led the board of directors to conclude that Mr. Savells should serve as a director.

Jeffrey L. Brandt.  Mr. Brandt is Executive Vice President — Eastern Division of the Bank and a director of the Company and the Bank.  Mr. Brandt became an Executive Vice President of the Bank in 2006, a Senior Vice President for the Bank in 2002 and initially was employed by the Bank in 1993.

In addition to the professional background and experience described above, the following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Brandt should serve as a director.  Mr. Brandt served on the Company’s and Bank’s boards of directors since 2001 and was first employed by the Bank in 1993.  Mr. Brandt brings to the board of directors extensive banking experience and a deep understanding of lending operations and bank management.  Mr. Brandt has lived and worked in all of the Company’s and Bank’s major market areas during his career with the Company and the Bank.  He has been licensed as a certified appraiser for over 15 years.  Mr. Brandt has served for over 13 years in the United States military during which he held numerous leadership and command positions.  Additionally, Mr. Brandt’s strength of character, mature judgment, familiarity with our business and industry, independence of thought and ability to work collegially with others led the board of directors to conclude that Mr. Brandt should serve as a director.

Frank Conner.  Mr. Conner has served as Vice President, Finance and Accounting and Chief Financial Officer of FedEx Freight East (formerly American Freightways, Inc.) since February 2001.  Mr. Conner previously served as a director of American Freightways from 1989 to February 2001 and held various positions with American Freightways, including serving as Executive Vice President-Finance and Accounting and Chief Financial Officer from November 1995 to February 2001.  Mr. Conner previously served thirteen years with McKesson Service Merchandise in various positions including General Manager and Chief Financial Officer.  Mr. Conner served seven years in public accounting with Peat, Marwick & Mitchell prior to joining McKesson.  Mr. Conner also serves on the board of directors of P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) based in Tontitown, Arkansas.

In addition to the professional background and experience described above, the following experience, qualifications, attributes and/or skills led the board of directors to conclude that Mr. Conner should serve as a director.  Mr. Conner brings to the board of directors extensive management and business experience including over 25 years of service in senior financial management positions for both private and publicly-traded companies.  He has served on the Company’s and the Bank’s boards of directors since 2003.  He is the Chairman of the Company’s audit committee and the audit committee financial expert and a member of the Company’s compensation and nominating and corporate governance committees.  He has extensive experience in performing audits of banking and non-banking publicly-traded companies and has served on the boards of directors of three publicly-traded companies including service on the audit and compensation committees of such companies.  Additionally, Mr. Conner’s extensive ties to the community, strength of character, mature judgment, familiarity with our business and industry, independence of thought and ability to work collegially with others led the board of directors to conclude that Mr. Conner should serve as a director.

Stockholder Nominations

Article VII.D of the Company’s Articles of Incorporation governs nominations for election to the board of directors and requires all such nominations, other than those made by the board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. The Articles of Incorporation set forth specific requirements with respect to stockholder nominations.  The Company did not receive any such nominations with respect to the 2010 annual meeting.

Directors’ Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the board of directors at annual meetings of stockholders, we expect that our directors will attend, absent a valid reason for not doing so.  The current board members attended the 2009 annual meeting.

Board Leadership Structure and Risk Oversight

Board of Directors Leadership Structure.  Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer.  Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our stockholders at any given time.  The Board currently believes that separating the positions of CEO and Chairman is the best structure to fit the Company’s needs. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.  As described above, each of the Board’s three committees are comprised entirely of independent directors.  The Board also believes that this structure is preferred by a significant number of the Company’s stockholders.

Board of Directors Risk Oversight.  The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management and internal audit on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.  The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies.  When a committee receives these reports, the Chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting.  This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Risk Considerations in Our Compensation Program.  In connection with the Company’s participation in the TARP CPP in March 2009, the compensation committee was required to review the incentive compensation arrangements of the Company’s senior executive officers, as contemplated by the TARP CPP and in addition to the other risk-oriented assessments required by the program, with the Company’s senior risk officers to ensure that their incentive compensation arrangements do not encourage them to take unnecessary and excessive risks that threaten the value of the Company.  Even though not expressly required, the compensation committee also reviewed the compensation arrangements of the Company’s other top executives.  The compensation committee concluded that it does not believe that the Company’s compensation policies and practices encourages excessive or inappropriate risk taking and instead encourage behaviors that support sustainable long-term value creation.  In reaching this conclusion, the compensation committee considered the various metrics and elements of the compensation program.  For instance, the compensation committee does not use highly leveraged, short-term incentives that drive high risk investments at the expense of long-term company value.  Rather, the Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards longer-term goals.  While the Company remains a participant in the TARP CPP, the compensation committee will continue to periodically review, pursuant to the requirements of the TARP CPP, the incentive compensation arrangements of the Company’s senior executive officers, in addition to the other risk-oriented assessments required by the TARP CPP, with the Company’s senior risk officers to ensure that their incentive compensation arrangements do not encourage them to take unnecessary and excessive risks that threaten the value of the Company.

Committees and Meetings of the Board of the Company and the Bank

The board of directors of the Company meets on a monthly basis and may have additional special meetings.  During the year ended December 31, 2009, the board of directors of the Company met twenty times.  No director attended fewer than 75% of the total number of board meetings or committee meetings on which he served that were held during this period.

The board of directors of the Bank met nineteen times during 2009.  The Bank has established an audit committee and a compensation committee.  Both committees currently consist of Messrs. Hammerschmidt, Savells and Conner.

The board of directors of the Company has established various committees of the board, including an audit committee, a compensation committee, and a nominating and corporate governance committee.  The members of each of these committees are Messrs. Hammerschmidt, Savells and Conner, all of whom are independent as determined by the board of directors of the Company and as defined in the Nasdaq Stock Market’s listing standards and the regulations of the Securities and Exchange Commission  (“SEC”).

Audit Committee.  The audit committee engages the Company’s independent registered public accounting firm and reviews with management, the internal auditor and the independent registered public accounting firm the Company’s systems of internal control.  In addition, the committee reviews with the independent registered public accounting firm and management the annual audited financial statements (including the Form 10-K) and the quarterly reports on Form 10-Q and monitors the Company’s adherence to generally accepted accounting principles.  The audit committee currently consists of Messrs. Conner (Chairman), Hammerschmidt, and Savells, all of whom are independent as determined by the board of directors of the Company and as defined in the Nasdaq Stock Market’s listing standards and the regulations of the SEC.

Based upon its charter, the audit committee meets a minimum of four times each year.  In 2009 the audit committee met in regular session ten times.  The boards of directors of the Company and the Bank initially adopted an Audit Committee Charter on January 28, 2003, which was amended in January 2007.  The full text of the audit committee charter is available in the Corporate Governance section of our website at www.ffbh.com.  The audit committee reviews and reassesses this charter annually.

The board of directors of the Company has determined that Mr. Conner, the Chairman of the audit committee, meets the requirements adopted by the SEC for qualification as an audit committee financial expert.  An audit committee financial expert is defined as a person who has the following attributes:  (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the audit committee and the board of directors in the absence of such identification.  Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the audit committee or the board of directors.  Finally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

Compensation Committee. The compensation committee, composed entirely of independent directors, administers the Company’s executive compensation program.  The members of the compensation committee, Messrs. Hammerschmidt (Chairman), Savells and Conner, meet all of the independence requirements under applicable laws and regulations, including the listing requirements of the Nasdaq Stock Market. None of the members is a current or former officer or employee of the Company or any of its subsidiaries or has any separate business relationship with the Company. The role of the compensation committee is to oversee the Company’s compensation and benefit plans and policies, administer its stock benefit plans (including reviewing and approving equity grants to executive officers) and review and approve annually all compensation decisions relating to executive officers, including those for the President and Chief Executive Officer.

The compensation committee is committed to high standards of corporate governance. The compensation committee’s charter reflects the foregoing responsibilities and commitment, and the compensation committee and the Board will periodically review and revise the Charter, as appropriate. The full text of the compensation committee charter is available in the Corporate Governance section of our website at www.ffbh.com. The compensation committee’s membership is determined by the Board. There were three meetings of the full compensation committee in 2009.

The compensation committee has exercised exclusive authority over the compensation paid to the Company’s President and Chief Executive Officer and reviews and approves salary increases and bonuses for the Company’s other executive officers as prepared and submitted to the compensation committee by the President and Chief Executive Officer. Moreover, as a matter of philosophy, the Company and the compensation committee have been committed to creating a compensation structure for executives that is simple and readily comprehensible to investors. The types of compensation we offer our executives remain within the traditional categories: salary, short and long-term incentive compensation (cash bonus and stock-based awards), standard executive benefits, and retirement and severance benefits.

The compensation committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs, and has taken steps to significantly enhance the compensation committee’s ability to effectively carry out its responsibilities as well as enhance the link between executive pay and performance. Examples of actions that the compensation committee has the authority to take and has taken in the past include:

•                  Hiring an independent compensation consultant to advise on executive compensation issues as needed;

•                  Regularly holding executive sessions (without the Company management present); and

•                  Aligning compensation structures based on targeting median competitive pay of peer groups.

Although the compensation committee does not delegate any of its authority for determining executive compensation, the compensation committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the compensation committee on an as-needed basis.

Nominating and Corporate Governance Committee.  The Company established a nominating and corporate governance committee in February 2004 to evaluate and make recommendations to the board of directors for the election of directors. Currently, the members of this committee are Messrs. Savells (Chairman), Hammerschmidt and Conner.  Each of these persons is independent within the meaning of the rules of the Nasdaq Stock Market.  The nominating and corporate governance committee operates pursuant to a written charter, which can be viewed in the Corporate Governance section of our website at www.ffbh.com.  The nominating and corporate governance committee met four times in 2009 in connection with the nomination of directors for the 2009 annual meeting and corporate governance matters.  In addition, the committee met in February 2010 in connection with the nomination of directors for the upcoming annual meeting.

The nominating and corporate governance committee considers candidates for director suggested by its members and other directors, as well as management and stockholders.  The nominating and corporate governance committee also may solicit prospective nominees identified by it.  A stockholder who desires to recommend a prospective nominee for the board should notify the Company’s Secretary or any member of the nominating and corporate governance committee in writing with supporting material the stockholder considers appropriate.  The nominating and corporate governance committee also considers whether to nominate any person nominated pursuant to the provision of the Company’s Articles of Incorporation relating to stockholder nominations, which is described under “Stockholder Nominations.”  The nominating and corporate governance committee has the authority and ability to retain a search firm to identify or evaluate potential nominees if it so desires.

The charter of the nominating and corporate governance committee sets forth certain criteria the committee may consider when recommending individuals for nomination as director including: (a) ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially.  Though neither the board of directors nor the nominating and corporate governance committee has a formal policy concerning diversity, the board of directors values diversity on the Board and believes diversity should be considered in the director identification and nominating process.  The committee also may consider the extent to which the candidate would fill a present need on the board of directors.

Once the nominating and corporate governance committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate.  This initial determination is based on the information provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

Executive Officers Who Are Not Directors

Set forth below is information with respect to the principal occupations during at least the last five years for the current executive officers of the Company and the Bank who do not serve as a director.  All executive officers of the Company and the Bank are elected annually by the board of directors and serve at the discretion of the board.  There are no arrangements or understandings between the executive officer and the Company and any person pursuant to which such person has been selected an officer.  Ages are reflected as of December 31, 2009.

Tommy W. Richardson, age 52.  Mr. Richardson is the President and Chief Operating Officer for the Bank, Executive Vice President and Chief Operating Officer for the Company, and Corporate Secretary for the Bank and Company.  He became President of the Bank in 2006, Chief Operating Officer and Corporate Secretary of the Company and the Bank in 2002, Executive Vice President for the Company and the Bank in 2001, and Chief Financial Officer for the Bank in 1993. Mr. Richardson initially was employed by the Bank in 1984.

Sherri R. Billings, age 52.  Mrs. Billings is the Executive Vice President and Chief Financial Officer of the Company and the Bank.  She became Executive Vice President, Chief Financial Officer in 2002 of the Company and the Bank, Senior Vice President for the Bank in 1993, and Treasurer in 1986.  Mrs. Billings initially was employed by the Bank in 1979.

Ross Mallioux, age 47.  Mr. Mallioux is the President-Western Division and Chief Lending Officer of the Bank. He became Executive Vice President, Chief Lending Officer and Regional Manager of the Bank in January 2002.  He became a Senior Vice President of the Bank in 1994, and initially was employed by the Bank in 1984.

Code of Ethics for Executive Officers and Financial Professionals

The board of directors has adopted a code of ethics for the Bank’s executive officers, including the chief executive officer, the chief operating officer and the chief financial officer, and financial professionals.  These officers are expected to adhere at all times to this code of ethics. Failure to comply with this code of ethics is a serious offense and will result in appropriate disciplinary action.  We have posted this code of ethics on our website at www.ffbh.com.

We will disclose on our website at www.ffbh.com, to the extent and in the manner permitted by Item 5.05 of Form 8-K under Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the nature of any amendment to this code of ethics (other than technical, administrative, or other non-substantive amendments), our approval of any material departure from a provision of this code of ethics, and our failure to take action within a reasonable period of time regarding any material departure from a provision of this code of ethics that has been made known to any of the executive officers noted above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act, requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.  The Company knows of no person, other than the Company’s Employees’ Savings & Profit Sharing Plan & Trust, who owns 10% or more of the Company’s common stock.

Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, the year ended December 31, 2009, the Company’s officers and directors satisfied the reporting requirements promulgated under Section 16(a) of the 1934 Act.

BENEFICIAL OWNERSHIP OF COMMON STOCK

BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of the voting record date, certain information as to the common stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the 1934 Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) the directors of the Company, (iii) certain executive officers of the Company named in the Summary Compensation Table, and (iv) all directors and certain executive officers of the Company and the Bank as a group.

	Common Stock Beneficially Owned as of April 12, 2010(1)
Name of Beneficial Owner	Number		%

First Federal Bancshares of Arkansas, Inc. Employees’ Savings & Profit Sharing Plan & Trust 1401 Highway 62-65 North Harrison, Arkansas 72601	611,823	(2)	12.62

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	411,528	(3)	8.49

First Manhattan Co. 437 Madison Avenue New York, New York 10002	303,057	(3)	6.25

Directors:
Larry J. Brandt	457,977	(4)	9.45
John P. Hammerschmidt	51,842	(5)	1.07
Kenneth C. Savells	13,519	(6)	*
Jeffrey L. Brandt	120,235	(7)	2.48
Frank Conner	9,000	(8)	*

Certain other executive officers:
Tommy W. Richardson	86,886	(9)	1.79
Sherri R. Billings	77,609	(10)	1.60

All directors and executive officers of the Company and the Bank as a group (7 persons)	754,588	(11)	15.56

*   Represents less than 1% of the outstanding Common Stock.

(1)                                  Based upon information provided by the respective beneficial owners and filings with the SEC made pursuant to the 1934 Act.  For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of common stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares, or (2) investment power, which includes the power to dispose or direct the disposition of the shares.  Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.

(Footnotes continued on following page)

(2)                                  Represents shares held in the First Federal Bancshares of Arkansas, Inc. Employees’ Savings & Profit Sharing Plan & Trust (“401(k) Plan”).  An independent third party currently serves as trustee of the 401(k) Plan (the “Trustee”). The Trustee must vote the shares held in the 401(k) Plan in accordance with the instructions of the participating employees.

(3)                                  Based on filings made with the SEC as of December 31, 2009.

(4)                                  Includes 73,679 shares held jointly with Mr. Brandt’s spouse, 32,600 shares held jointly with Mr. Brandt’s children, 167,087 shares held individually by Mr. Brandt’s spouse, 6,000 shares held jointly by Mr. Brandt’s spouse and children, 26,180 shares held in a limited liability corporation of which Mr. Brandt’s spouse has a 21.98% ownership interest, and 41,555 shares held in Mr. Brandt’s account in the 401(k) Plan.

(5)                                  Includes 5,000 shares held by a company owned by Mr. Hammerschmidt.

(6)                                  Includes 2,795 shares held jointly with Mr. Savells’ spouse and 2,348 shares held by Mr. Savells’ spouse as custodian for their child.

(7)                                  Includes 30,300 shares held jointly with Mr. Brandt’s father, 6,000 shares held jointly with Mr. Brandt’s mother, 26,180 shares held in a limited liability corporation of which Mr. Brandt has a 14.94% ownership interest and 14,155 shares held in Mr. Brandt’s account in the 401(k) Plan, and 2,000 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the voting record date.

(8)                                  Includes 3,800 shares held jointly with Mr. Conner’s spouse, 1,200 shares held jointly with Mr. Conner’s child, and 2,000 shares held jointly by Mr. Conner and his spouse as co-trustees for a trust for their benefit.

(9)                                  Includes 47,446 shares held jointly by Mr. Richardson and his spouse as co-trustees for a trust for their benefit and 37,550 shares held in Mr. Richardson’s account in the 401(k) Plan.

(10)                            Includes 18,726 shares held jointly with Mrs. Billings’ spouse, 18,400 shares held individually by Mrs. Billings’ spouse, 2,000 shares held by Mrs. Billings as custodian for her children and 38,481 shares held in Mrs. Billings’ account in the 401(k) Plan.

(11)                            Includes 131,741 shares allocated to the accounts of executive officers as a group in the 401(k) Plan and 2,000 shares which may be acquired by all directors and executive officers as a group upon the exercise of stock options exercisable within 60 days of the voting record date.

On March 6, 2009, as part of the CPP offered by the United States Department of the Treasury under the TARP, the Company entered into a Letter Agreement with the U.S. Treasury pursuant to which the Company agreed to sell 16,500 shares of Series A Preferred Stock to the U.S. Treasury, along with a warrant to purchase 321,847 shares of common stock (the “Warrant Shares”) at an initial exercise price of $7.69 per share.  The U.S. Treasury currently owns all issued and outstanding Series A Preferred Stock of the Company.  The above table does not reflect the U.S. Treasury’s ownership of the Series A Preferred Stock because, subject to the terms of the Statement of Designations of the Series A Preferred stock, the Series A Preferred Stock is non-voting, except for class voting rights on matters that would adversely affect the rights of the holders of the Series A Preferred Stock.  The table does not reflect beneficial ownership by the U.S. Treasury of the Warrant Shares because, pursuant to the Letter Agreement, the U.S. Treasury does not have any voting rights with respect to the Warrant Shares.

Equity-Based Compensation Plans

The Company adopted a Stock Option Plan and a Management Recognition and Retention Plan in 1997.  Stockholders of the Company approved both compensation plans.

Set forth below is certain information as of December 31, 2009 regarding equity-based compensation plans for directors and officers of the Company.

	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price	Number of securities remaining available for future issuance
Equity Compensation Plans Approved by Stockholders: Stock Option Plan	15,482	$14.66	*

Equity Compensation Plans Not Approved by Stockholders	—		—

Total	15,482	$14.66	—

* The Management Recognition and Retention Plan and the Stock Option Plan expired during 2007.  No further shares will be issued.  Outstanding awards under each plan are not affected by the expiration of the plans and remain subject to the provisions of each plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company or its subsidiaries for services rendered in all capacities during the last fiscal year to our named executive officers, who are (i) Larry J. Brandt, our President and Chief Executive Officer, (ii) Tommy W. Richardson, our Chief Operating Officer, and (iii) Sherri R. Billings, our Chief Financial Officer.

						Change in Pension Value and
					Non-Equity Incentive	Nonqualified Deferred	All
				Stock	Plan	Compensation	Other
Name and Principal Position	Year	Salary(1)	Bonus	Awards(2)	Compensation	Earnings(3)	Compensation(4)		Total
Larry J. Brandt, President and	2009	$292,500	$—	$—	$—	$161,000	$26,891	(5)	$480,391
Chief Executive Officer	2008	$325,000	$—	$5,100	$—	$98,000	$56,636	(5)	$484,736

Tommy W. Richardson,	2009	$209,767	$—	$—	$—	$59,000	$19,806	(6)	$288,573
Executive Vice President	2008	$217,000	$—	$5,100	$—	$45,000	$50,806	(6)	$317,906
and Chief Operating Officer

Sherri R. Billings,	2009	$202,975	$—	$—	$—	$66,000	$2,176		$271,151
Executive Vice President	2008	$210,000	$—	$—	$—	$48,000	$42,353	(7)	$300,353
and Chief Financial Officer

(1)                We periodically review, and may increase, base salaries in accordance with the terms of employment agreements or the Company’s normal annual compensation review for each of our named executive officers.  Annual base salaries as of the date of this proxy statement are $277,875, $200,996 and $194,513 for Mr. Larry J. Brandt, Mr. Tommy W. Richardson and Mrs. Sherri R. Billings, respectively, who have taken a voluntary reduction in pay for 2010 and 2009.

(2)                Reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, for common stock awards vesting in 2008 and granted in 2006 pursuant to the Company’s Management Recognition and Retention Plan.  Grant date fair value was determined based on the closing market price of the Company’s common stock on the day prior to the grant date.  During 2008, the named executives voluntarily canceled the remaining unvested shares in the Management Recognition and Retention Plan, so there will be no further vesting or awards in this plan.

(3)                Reflects the increase in the actuarial present value of the named executive officer’s accumulated pension benefits under the Company’s defined benefit pension plan at the pension plan measurement date used for financial reporting purposes for 2009 compared to 2008 and for 2008 compared to 2007.  None of the named executive officers received any above market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified.

(4)                For 2009, includes employer matching contributions of $1,463, $1,085 and $1,049 allocated to the accounts of Mr. L. Brandt, Mr. Richardson and Mrs. Billings, respectively, under the Company’s 401(k) Plan and dividends paid on ESOP shares of $1,229, $1,121 and $1,127 for the benefit of such individuals, respectively.  For 2008, includes employer matching contributions of $9,200, $8,680 and $8,400 allocated to the accounts of Mr. L. Brandt, Mr. Richardson and Mrs. Billings, respectively, under the Company’s 401(k) Plan and dividends paid on ESOP shares of $24,836, $22,681 and $22,676 for the benefit of such individuals, respectively.

(5)                For 2009, includes director’s fees from the Company and the Bank totaling $24,200.  For 2008, includes director’s fees from the Company and the Bank totaling $26,400.

(6)                For 2009, includes secretary’s fees from the Company and the Bank totaling $17,600.  For 2008, includes secretary’s fees from the Company and the Bank totaling $19,200.

(7)                For 2008, includes automobile expenses of $9,816.

Grants of Plan-Based Awards

There were no grants of awards pursuant to any of the Company’s plans made to the named executive officers during the year ended December 31, 2009.

Outstanding Equity Awards At Fiscal Year-End

None of our named executive officers had any outstanding equity awards such as unexercised option, stock that has not vested and equity incentive plan awards as of December 31, 2009.

Option Exercises and Stock Vested

None of our named executive officers had any option awards exercised or stock awards acquired on vesting during the year ended December 31, 2009.

Pension Benefits

The Bank has a defined benefit pension plan (“Retirement Plan”) for all full time employees who have attained the age of 21 years and have completed one year of service with the Bank.  In general, the Retirement Plan provides for annual benefits payable monthly upon retirement at age 65 in an amount equal to 0.5% of an employee’s career average annual salary during benefit service multiplied by his or her number of years of service.  The Retirement Plan benefit percent of salary was reduced from 1.5% to 1.0% effective January 1, 2008 and from 1.0% to 0.5% effective July 1, 2008.  Retirement benefits were based on an employee’s average annual salary for the five consecutive years of highest salary during benefit service prior to February 2001.  Under the Retirement Plan, an employee’s benefits are fully vested after five years of service.  A year of service is any year in which an employee works a minimum of 1,000 hours.  Members who have reached age 65 are automatically 100% vested, regardless of completed years of employment.  The Retirement Plan also provides for an early retirement option with reduced benefits.  The Retirement Plan also provides for death benefits depending on the age of the participant and the years of service.  Death benefits are paid in a lump sum distribution.

The table below shows the present value of accumulated benefits payable to the named executive officers, including the number of years of credited service, under the retirement plan determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

Name	Plan Name(1)	Number of Years Credited Service	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Larry J. Brandt, President and Chief Executive Officer	Pentegra Defined Benefit Plan	36	$1,093,000	$—

Tommy W. Richardson, Executive Vice President and Chief Operating Officer	Pentegra Defined Benefit Plan	25	$289,000	$—

Sherri R. Billings, Executive Vice President and Chief Financial Officer	Pentegra Defined Benefit Plan	28	$324,000	$—

(1)   A multiple employer tax-qualified defined benefit plan.

(2)   Reflects value as of December 31, 2009.

401(K) Plan

The Company has established a 401(k) Plan whereby substantially all employees participate in the plan.  Employees may contribute up to 75% of their salary subject to certain limits based on federal tax laws.  The Company makes matching contributions equal to 100% of the first 3% plus 50% of contributions between 3% and 5% of an employee’s compensation contributed to the 401(k) Plan.  Matching contributions vest immediately to the employee upon enrollment in the plan.  During the year ended December 31, 2009, 401(k) Plan expense for the Bank was approximately $38,000.  Effective February 16, 2009, the Company suspended its matching contributions.

Troubled Asset Relief Program and Capital Purchase Program

On March 6, 2009, as part of the TARP CPP, which was implemented under the Emergency Economic Stabilization Act of 2008 (“EESA”), the Company entered into a Letter Agreement with the U.S. Department of the Treasury pursuant to which the Company agreed to sell 16,500 shares of Series A Preferred Stock to the U.S. Treasury, along with a warrant to purchase 321,847 shares of common stock at an initial exercise price of $7.69 per share.  The U.S. Treasury currently owns all issued and outstanding Series A Preferred Stock of the Company.  Participation in the CPP required compliance with Section 111 of the EESA, as amended by the American Recovery and Reinvestment Act of 2009 (the “ARRA”), and the Interim Final Rule on TARP Standards for Compensation and Corporate Governance (the “Interim Final Rule”) issued by the U.S. Treasury in June 2009 under ARRA.  The Company is subject to the requirements under the Interim Final Rule due to its participation in the CPP.

During the period in which the U.S. Treasury holds the shares of Series A Preferred Stock, the Company must observe certain restrictions on executive compensation and corporate governance standards.  The Interim Final Rule prohibits or limits certain components of the Company’s executive compensation program for certain of our executive officers, in addition to other restrictions, including: (i) payment or accrual of annual and long-term incentive compensation, in certain cases, (ii) granting of stock options, (iii) certain retirement benefits; and (iv) potential payments upon termination of employment or change of control (severance payments) that the executive officers or covered employees might otherwise have been eligible to receive.  As discussed below under “TARP CPP Employment Agreement Amendments,” the Company, Bank and SEOs amended each of the SEO’s employment agreements to comply with the requirements of EESA, as amended.

Employment Agreements

The Company and the Bank (the “Employers”) have employment agreements with Larry J. Brandt, the Company’s President and Chief Executive Officer and the Bank’s Chairman and Chief Executive Officer; Tommy W. Richardson, the Company’s Executive Vice President and Chief Operating Officer and the Bank’s President and Chief Operating Officer; and Sherri R. Billings, the Company’s and the Bank’s Executive Vice President and Chief Financial Officer, (the “Executives”).  The Employers have agreed to employ the Executives for a term of three years, in each case in their current respective positions.   The employment agreements are reviewed annually by the boards of directors of the Employers, and the term of the Executives’ employment agreements are extended each year for a successive additional one-year period upon approval of the Employers’ board of directors, unless either party elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.  The employment agreements were not extended in December 2009 and will expire in December 2011.

Each of the employment agreements is terminable with or without cause by the Employers.  The officer has no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause.  The agreements provide for certain benefits in the event of the Executives’ death.  Subject to the prohibitions set forth in the EESA and the ARRA and the restrictions imposed by the directives from the Office of Thrift Supervision (the “OTS Directives”), which are more completely described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, in the event that (i) the officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement or the Employers change the officers’ title or duties or (ii)

the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer’s employment, the officer will be entitled to a cash severance amount equal to 3.0 times the officer’s average annual compensation, as defined in the agreement, over the most recent five taxable years.  Subject to the prohibitions set forth in the EESA and the ARRA, as of December 31, 2009, such cash severance payments are estimated to be $1.5 million for Mr. Larry Brandt, $1.3 million for Mr. Richardson, and $1.1 million for Ms. Billings.

Subject to the prohibitions set forth in the EESA and the ARRA and the restrictions imposed by the OTS Directives, each employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes.  Excess parachute payments generally are payments in excess of three times the recipient’s average annual compensation from the employer includable in the recipient’s gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred.  Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

TARP CPP Employment Agreement Amendments

Pursuant to the restrictions on executive compensation and severance payments imposed by Section 111 of the EESA, as amended, and the Interim Final Rule, the Company and the Bank and each of the Executives entered into amendments to their respective employment agreement in connection with and prior to the issuance of the Series A Preferred Stock and warrants by the Company to the U.S. Treasury under the TARP CPP as discussed above.

Director Compensation

Members of the board of directors of the Bank received $1,600 per month in January and February of 2009 then $1,440 per month for the remaining months in the year.  The Senior Chairman of the Board received an additional $200 then $180 per month for serving in such capacity.  Directors receive the normal monthly payment regardless of attendance.  Members of the board serving on committees do not receive any additional compensation for serving on such committees.  Members of the board of directors of the Company received $600 per month in January and February 2009 then $540 per month for the remaining months in the year.  The Chairman of the Board received an additional $100 then $90 per month for serving in such capacity.  Directors elected to take a 10% reduction in their compensation effective March 25, 2009.

The following table sets forth information concerning compensation paid or accrued by the Company and the Bank to each non-officer member of the board of directors during the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
John P. Hammerschmidt	$27,500	$—	$—	$—	$27,500
Kenneth C. Savells	$24,200	$—	—	$—	$24,200
Frank Conner	$24,200	$—	—	$—	$24,200

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Bank’s lending policy provides that all loans made by the Bank to its directors and officers and their immediate families and related business interests are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.  The Bank’s policy provides that such loans may not involve more than the normal risk of collectability or present other unfavorable features.  Pursuant to the Bank’s Lending Policy, loans made to directors and officers and their immediate families and related business interests are approved in the same manner as are loans for all employees, which include an initial approval of Chief Executive Officer, Chief Operating Officer, Chief Lending Officer/Western Division Manager, or the Eastern Division Manager prior to being approved by the loan committee.  All such loans were made by the Bank in accordance with the aforementioned policy.

PROCEDURES FOR REVIEW, APPROVAL OR RATIFICATION OF RELATED PERSON TRANSACTIONS

Except as described above concerning loans made to insiders, once we become aware of a proposed transaction with a related party, it is referred to our Chief Executive Officer or Chief Financial Officer for consideration to determine whether the related party transaction should be allowed.  Our Chief Executive Officer or Chief Financial Officer then refers the matter to the audit committee.  Pursuant to the Audit Committee Charter, which is available in the Corporate Governance section of our website at www.ffbh.com, proposed transaction will be permitted only if the audit committee approves of the transaction, or ratifies after the fact, the transaction.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors appointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”), as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2010.  The audit committee considered the compatibility of the non-audit services provided to the Company by Deloitte Entities in 2009 described below on the independence of Deloitte Entities from the Company in evaluating whether to appoint Deloitte Entities to perform the audit of the Company’s financial statements for the year ending December 31, 2010.

The following table sets forth the aggregate fees paid by us to Deloitte Entities for professional services rendered by Deloitte Entities in connection with the audit of the Company’s consolidated financial statements for 2009 and 2008, as well as the fees paid by us to Deloitte Entities for audit-related services and all other services rendered by Deloitte Entities to us during 2009 and 2008.

	Year Ended December 31,
	2009	2008
Audit fees (1)	$500,000	$347,300
Audit-related fees (2)	35,460	40,200
All other fees (3)	2,155	1,500
Total	$537,615	$389,000

(1)

Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the SEC.

(2)	Audit-related fees consist of fees incurred in connection with audits of the financial statements of the Company’s 401(k) Plan for both years.
(3)	All other fees are related to online subscription renewals.

The audit committee selects the Company’s independent registered public accounting firm and separately pre-approves all audit services to be provided by it to the Company.  The audit committee also reviews and separately pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the audit committee’s charter and policy on pre-approval of audit-related, tax and other services.  In its review of these services and related fees and terms, the audit committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm.

Since May 6, 2003, the effective date of SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Deloitte Entities was approved in advance by the audit committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC’s rules.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the audited financial statements with management.  The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance”.  The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.    Based on the review and discussions referred to above in this report, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Members of the Audit Committee

Frank Conner, Chairman
John P. Hammerschmidt, Director
Kenneth C. Savells, Director

ITEM 2 - AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The board of directors approved, subject to receiving the approval of the holders of a majority of the shares of common stock outstanding, an amendment to Article V of the Company’s Articles of Incorporation to increase the number of authorized shares of our common stock from 20,000,000 to 30,000,000.  Currently, the Articles of Incorporation authorize the issuance of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock.

As of April 12, 2010, the record date for the annual meeting, there were 4,846,785 shares of common stock and 16,500 shares of preferred stock issued and outstanding.  Of the authorized but unissued shares of common stock, 15,482 shares were reserved for issuance upon exercise of outstanding options issued under our Stock Option Plan and 321,847 shares were reserved for issuance upon exercise of an outstanding warrant issued to the U.S. Treasury under the TARP CPP.  Of the authorized but unissued shares of preferred stock, 16,500 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A.  As a result, as of April 12, 2010, we had 14,815,886 shares of common stock and 4,983,500 shares of preferred stock were unreserved and available for future issuances.

The primary purpose of this proposal is to provide additional shares of the Company’s common stock for general purposes, including capital-raising transactions.  The Company is exploring various capital-raising alternatives including the sale of common stock.  The Company is under directives from the Office of Thrift Supervision, as more completely described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, to increase capital of the Bank and the Company hopes to satisfy these directives, in part, by the sale of common stock if such sales can be arranged on terms including price, that the board of directors deems reasonable and in the best interests of the Company’s stockholders.

While we currently have no definitive plans, undertakings, arrangements or agreements for issuing additional shares of common stock or preferred stock, the board of directors believes that it is advisable and in the best interests of the stockholders to increase the number of authorized shares of common stock to increase the Company’s flexibility in structuring capital raising transactions, future acquisitions, joint ventures, and strategic alliances.  The additional authorized shares may also be useful in the future in connection with stock dividends, issuances under current or future equity compensation plans, certain merger and acquisition opportunities, or other proper corporate actions.  This current increase would avoid the potential delay and expense of holding a special meeting of the stockholders at a later date.

If this proposal is adopted, the increase will become effective upon the filing of the amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Texas.  The form of the proposed amendment to our Articles of Incorporation to effect the share increase is set forth below.

If the proposal is adopted by the stockholders, the first paragraph of Article V of the Company’s Articles of Incorporation would be amended to read as follows:

“Capital Stock.  The total number of share of capital stock which the Company has authority to issue is 35,000,000, of which 30,000,000 shall be common stock, $0.01 par value per share (hereinafter the “Common Stock”) and of which 5,000,000 shall be preferred stock, no par value per share (hereinafter the “Preferred Stock”).”

Although the increase in the authorized number of shares of common stock could have possible anti-takeover effects, the proposed increase is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means, nor is it part of any plan by our board of directors to implement any anti-takeover measures.  However, these authorized but unissued shares could (within the limits imposed by applicable law and the Nasdaq Stock Market rules) be issued in one or more transactions that could make a change in control of the Company more difficult, and therefore more unlikely.  The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then-outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors, although perceived to be desirable by some stockholders.

Our stockholders do not have preemptive rights.  Therefore, if we decide to issue additional shares of common stock, our board of directors would have the discretion to determine to whom we offer these additional shares and the stockholders would not receive rights of first offer to purchase these shares.  Except for a stock split or stock dividend, issuances of shares of common stock will dilute the voting power and ownership of our existing stockholders, and, depending on the price at which the shares are issued, an issuance of common stock may reduce the per share book value of the Company’s common stock.  If this amendment is approved and we are authorized to issue additional shares of common stock, the board of directors will determine whether, when, and on what terms to issue the additional shares of common stock without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction.

The affirmative vote of the holders of a majority of the shares of common stock entitled to vote on the matter is required for approval of the proposed amendment to the Company’s Articles of Incorporation.

The board of directors recommends that you vote “FOR” the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock to 30,000,000 shares.

ITEM 3 - RATIFICATION OF APPOINTMENT OF AUDITORS

The audit committee of the Company has appointed Deloitte & Touche LLP, independent registered public accounting firm, to perform the audit of the Company’s financial statements for the year ending December 31, 2010, and further directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the annual meeting.

The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent registered public accounting firms and clients.  Deloitte & Touche LLP will have one or more representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

Approval of the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 requires the affirmative vote of a majority of the total votes present in person or by proxy.

Board Recommendation

The board of directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

ITEM 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is asking stockholders to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described under “Executive Compensation” including the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

Background of the Proposal

The EESA and the ARRA require financial institutions, like the Company, which have sold preferred stock and issued warrants to the U.S. Treasury under the TARP CPP to permit a separate and non binding shareholder vote to approve the compensation of such financial institution’s executive officers.  Regulations of the SEC require participants in the TARP CPP to submit to shareholders annually for their approval the executive compensation arrangements as described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in their proxy statements.  The Company is a TARP recipient because of its participation in the TARP CPP, pursuant to which the Company issued preferred stock and warrants to purchase the Company’s common stock to the U.S. Treasury.

The ARRA requires, among other things, that all participants in the TARP permit a non-binding stockholder vote to approve the compensation of the Company’s executives, commonly referred to as “Say-on-Pay” proposal.

As provided in the ARRA and the Interim Final Rule require, the vote is not binding on the Company’s board of directors and may not be construed as overruling a decision by the board of directors, nor creating or implying any additional fiduciary duty by the board of directors, nor be construed to restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation.

Stockholders are encouraged to carefully review the disclosure under “Executive Compensation” including the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement for a detailed discussion of the Company’s executive compensation program.

The purpose of the Company’s compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to the Company’s long-term success and enhancement of stockholder value.  The board of directors believes the Company’s compensation policies and procedures achieve this objective, and are strongly aligned with the long-term interests of stockholders. The Company is providing stockholders the opportunity to endorse or not endorse the Company’s executive compensation policies and procedures through the following resolution:

“RESOLVED, that the stockholders of the Company approve the compensation of the Company’s executives named in the Summary Compensation Table of the Company’s proxy statement for the 2010 Annual Meeting of Stockholders, including the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement.”

Approval of the Company’s executive compensation policies and procedures requires the affirmative vote of a majority of the total votes present in person or by proxy.  Because the stockholder vote is advisory, it will not be binding upon the board of directors.  However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

Board Recommendation

The board of directors recommends that you vote “FOR” the approval of the compensation of the Company’s named executive officers as described in the “Executive Compensation” section of this proxy statement and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

STOCKHOLDER PROPOSALS AND STOCKHOLDER COMMUNICATIONS

WITH THE BOARD OF DIRECTORS

Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April 2011, must be received at the principal executive offices of the Company, P.O. Box 550, Harrison, Arkansas 72602 Attention: Tommy Richardson, Secretary, no later than December 28, 2010.  If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders.  It is urged that any such proposals be sent by certified mail, return receipt requested.

If we change our 2011 annual meeting date to a date more than 30 days from the date of its 2010 annual meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before we print and mail proxy materials.  If we change the date of our 2010 annual meeting in a manner that alters the deadline, we will so state under Part II - Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable method.

Stockholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Article IX.B. of the Company’s Articles of Incorporation, which provides that to be properly brought before an annual meeting, business must be (a) properly brought before the meeting by or at the direction of the board of directors or (b) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company, or not later than February 26, 2011 in connection with the next annual meeting of stockholders of the Company. A stockholder’s notice must set forth, as to each matter the stockholder proposes to bring before an annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and (b) certain other information set forth in the Articles of Incorporation.  No stockholder proposals have been received by the Company in connection with the annual meeting.

The board of directors has adopted a process by which stockholders may communicate directly with members of the board.  Stockholders who wish to communicate with the board may do so by sending written communications addressed to the board of directors, c/o Tommy Richardson, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602.

ANNUAL REPORTS

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2009 accompanies this proxy statement.  Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company’s Annual Report on Form 10-K for 2009 without exhibits required to be filed under the 1934 Act.  Such written requests should be directed to Tommy Richardson, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602.  The Form 10-K is not part of the proxy solicitation materials.

OTHER MATTERS

Each proxy solicited hereby also confers discretionary authority on the board of directors of the Company to vote the proxy with respect to the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the annual meeting.  Management is not aware of any business that may properly come before the annual meeting other than the matters described above in this proxy statement.  However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s common stock.  In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

YOUR VOTE IS IMPORTANT!  WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

X THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. (“COMPANY”) FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2010 AND AT ANY ADJOURNMENT THEREOF. The undersigned, being a stockholder of the Company as of April 12, 2010, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at First Federal Bank, 1401 Highway 62-65 North, Harrison, Arkansas 72601, on Wednesday, May 26, 2010 at 10:00 a.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows: Detach above card, sign, date and mail in postage paid envelope provided. FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. REVOCABLE PROXY FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. 1. Election of 2 Directors Nominees for a three-year term: Larry J. Brandt Frank Conner For Against Abstain For Against Abstain PLEASE MARK VOTES AS IN THIS EXAMPLE Date Sign above Please be sure to date and sign this proxy card in the box below. 3947 The Board of Directors recommends that you vote FOR the Board of Directors’ nominees listed above and FOR Proposals 2, 3 and 4. Shares of common stock of the Company will be voted as specified. If no specification is made, shares will be voted for the election of the Board of Directors’ nominees to the Board of Directors and for Proposals 2, 3 and 4 and otherwise at the discretion of the proxies including on matters that properly come before the meeting. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. This proxy may be revoked at any time before it is exercised. The above signed hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders of First Federal Bancshares of Arkansas, Inc. called for May 26, 2010, a Proxy Statement for the Annual Meeting and the 2009 Annual Report to Stockholders. Please sign exactly as your name(s) appear(s) on this proxy card. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title. PLEASE ACT PROMPTLY, SIGN, DATE & MAIL YOUR PROXY CARD TODAY With- For All For hold Except INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2010. The proxy materials for this Annual Meeting of Stockholders are available over the Internet at www.cfpproxy.com/3947 2. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000 shares. 3. To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Com pany’s independent registered public accounting firm for the year ending December 31, 2010. 4. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as determined by the Company’s Compensation Committee. In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting. For Against Abstain